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                                                                    EXHIBIT 11.1

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.


                         STATEMENT OF COMPUTATION OF NET
                          INVESTMENT INCOME PER LIMITED
                                PARTNERSHIP UNIT

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
                                                    For the Three Months                  For the Nine Months
                                                    Ended September 30,                    Ended September 30,
                                             --------------------------------      ---------------------------------
                                                  1999               1998              1999                 1998
                                             -------------      -------------      -------------       -------------
Net Investment (Loss) Income                 $    (126,984)     $      27,657      $    (180,511)      $      85,585

Percentage Allocable to Limited Partners               100%                99%               100%                 99%
                                             -------------      -------------      -------------       -------------

Net Investment (Loss) Income Allocable
   to Limited Partners                       $    (126,984)     $      27,380      $    (180,511)      $      84,729
                                             =============      =============      =============       =============

Weighted Average Number of Limited
   Partnership Units Outstanding                   940,336          1,020,142            940,336           1,020,142
                                             =============      =============      =============       =============

Net Investment (Loss) Income Per Limited
   Partnership Unit                          $        (.14)     $         .03      $        (.19)      $         .08
                                             =============      =============      =============       =============
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